EXHIBIT #22

                            WKI HOLDING COMPANY, INC.
                      (FORMALLY CCPC HOLDING COMPANY, INC.)


SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2001 ARE LISTED BELOW:

1.     WKI Holding Company, Inc. (Delaware)

2.     World Kitchen, Inc. (Delaware)

3.     World Kitchen Canada, Inc. (Canada)

4.     World Kitchen (Asia Pacific) Pte. Ltd. (Singapore)

5.     World Kitchen Australia Pte. Ltd. (Australia)

6.     World Kitchen (Asia Pacific) Sdn Bdh (Malaysia)

7.     Mundial Brasil Produtos de Consuma Ltda. (Brazil)

8.     World Kitchen (Korea) Co., Ltd. (Republic of Korea)

9.     CCPC FSC, Inc.

10.    World Kitchen ATG (M) SDN BHD (Malaysia)

11.    EKCO Group, Inc. (Delaware)

12.    EKCO Housewares, Inc. (Delaware)

13.    World Kitchen Mexico, S. de R. L. de CV fka VIA American (Mexico)

14.    EKCO Cleaning, Inc. (Massachusetts)

15.    WKI Latin America Holding, LLC (Delaware)

16.    EKCO Distribution of Illinois, Inc. (Delaware)

17.    EKCO Manufacturing of Ohio, Inc. (Delaware)

18.    World Kitchen Canada (EHI), Inc.

19.    World Kitchen (UK) Limited

20.    WKM, S. dw. L. de. C. V. (Mexico)

21.    World Kitchen (GHC), Inc. (Delaware)

22.    CSC of Tennessee, Inc.

23.    WB of Ohio, Inc. (Ohio)


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24.    Chicago Cutlery, Inc. (Florida)

25.    World Kitchen Canada (GHC), Inc.


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